UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

Oaktree Specialty Lending Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00755	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OCSL	The Nasdaq Stock Market LLC
5.875% Unsecured Notes due 2024	OSLE	The New York Stock Exchange
6.125% Unsecured Notes due 2028	OCSLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On January 31, 2020, Oaktree Specialty Lending Corporation (the “Company”) notified Deutsche Bank Trust Company Americas, the trustee (the “Trustee”) for the Company’s 5.875% Unsecured Notes due 2024 (the “Notes”), of the Company’s election to redeem the $75,000,000 aggregate principal amount of the Notes outstanding, and instructed the Trustee to provide notice of such redemption to the holders of the Notes in accordance with the terms of the indenture governing the Notes. The Company expects the redemption to be completed on March 2, 2020. Following the redemption, none of the Notes will remain outstanding, and they will be delisted from the New York Stock Exchange. This Current Report on Form 8-K does not constitute a notice of redemption of the Notes.

On January 31, 2020, the Company issued a press release that announced the redemption of the Notes. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Oaktree Specialty Lending Corporation, dated January 31, 2020

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2020	OAKTREE SPECIALTY LENDING CORPORATION

	By:	/s/ Mel Carlisle
Name: Mel Carlisle
Title: Chief Financial Officer and Treasurer